Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Nerdy Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(f)	3,000,000(1) (2)	N/A	$7,800,000(3)	$110.20 per $1,000,000	$859.56

Fees to Be Paid	Equity	Public Warrants to purchase Class A Common Stock	—	12,000,0004)	—	—	—	—(5)

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$7,800,000		$859.56

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$859.56
(1)

Represents the maximum number of shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of Nerdy Inc. (the “Company”) that may be issued directly to (i) holders of warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share (the “Public Warrants”), who tender their Public Warrants pursuant to the Offer (as defined in the Prospectus/Offer to Exchange) and (ii) holders of Public Warrants who do not tender their Public Warrants pursuant to the Offer and who, pursuant to the Warrant Amendment (as defined in the Prospectus/Offer to Exchange), will receive shares of Class A Common Stock when the Company exercises its right to convert the Warrants into shares of Class A Common Stock.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Company is also registering an indeterminate number of additional shares of Class A Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

This maximum aggregate offering price assumes the acquisition of 12,000,000 Public Warrants in exchange for shares of Class A Common Stock. This maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) and Rule 457(c) under the Securities Act, is based on the product of (i) 0.65, the average of the high and low prices of the Public Warrants on August 14, 2023, as reported on the New York Stock Exchange, and (ii) 12,000,000, the maximum number of Public Warrants to be acquired in the Offer.

(4)	Represents the maximum number of Public Warrants that may be exchanged pursuant to the Warrant Amendment.
(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A